UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  April 5, 2007

PUREDEPTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	None	20-4831825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Shoreline Drive, Suite 610
Redwood City, California 94065
(Address of principal executive offices) (Zip code)

(650) 632-0800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On April 5, 2007, the Board of Directors (the “Board”) of PureDepth, Inc. (the “Company”), approved a director compensation policy pursuant to which members of the Board of Directors will receive the following cash benefits from the Company, beginning on the date of the 2007 annual meeting of stockholders:

•	Each non-employee member of the Board of Directors will receive:

o	an annual payment of $20,000, payable in semi-annual installments at the beginning of each semi-annual period; and

o	an additional payment of $1,000 for each meeting of the Board of Directors or any committee thereof which the member attends in person, or $500 for each such meeting attended by telephone; and

•
The chairperson of the Board of Directors and the chairperson of the Audit Committee will each receive an additional annual payment of $10,000, and the chairperson of the Compensation Committee will receive an additional annual payment of $5,000, in each case payable semi-annually at the beginning of each semi-annual period;

In connection with its adoption of this director compensation policy, the Board of Directors, including John Floisand and Thomas Marcus, agreed to terminate the offer letters the Company entered into with Messrs. Floisand and Marcus in September 2006, the terms of which were described in our Current Reports on Form 8-K filed on September 12, 2006 and October 27, 2006; provided, however, that the Board of Directors approved the grant to each of Mr. Floisand and Mr. Marcus of an additional option to acquire 100,000 shares of the Company’s common stock as contemplated by each such director’s offer letter and, except as otherwise described herein, on the terms and conditions described in such letter. The grant date for these options shall be the date on which the stockholders of the Company approve an increase in the number of shares of common stock issuable under the Company’s 2006 Stock Incentive Plan (the “Plan), and the exercise price of the grants will be equal to the closing price of the Company’s common stock on such date as reported by the OTC Bulletin Board. The options for Mr. Floisand and Mr. Marcus, which will be subject to the terms and conditions of the Plan and a stock option agreement, will vest with respect to 1/6 of the underlying shares on March 1, 2008 and March 7, 2008, respectively, and with respect to 1/12 of the underlying shares on a quarterly basis thereafter, on each such vesting date subject to the continued service of the director.

On April 5, 2007, the Board of Directors also agreed to grant David Hancock, a director and Chairman of the Board of Directors of the Company, an option to acquire 100,000 shares of the Company’s common stock under the Plan. The grant date of the option will be the date on which the stockholders of the Company approve an increase in the number of shares of common stock issuable under the Plan, and the exercise price of the grant will be equal to the closing price of the Company’s common stock on such date as reported by the OTC Bulletin Board. The option, which will be subject to the terms and conditions of the Plan and a stock option agreement, will vest with respect to 1/6 of the underlying shares on October 5, 2007 and with respect to 1/12 of the underlying shares on a quarterly basis thereafter, on each such vesting date subject to Mr. Hancock’s continued service. The term of the option will be seven years, provided, however, that (a) upon Mr. Hancock’s resignation as a director, the option will expire 90 days after the effective date of such resignation, and (b) upon Mr. Hancock’s involuntary termination as a director, the option will expire 1 year after the effective date of such termination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUREDEPTH, INC.:
( Registrant )

Date: April 10, 2007	By:	/s/ JONATHAN J. McCAMAN
JONATHAN J. McCAMAN Chief Financial Officer

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